UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2007

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 13, 2007, Komag, Incorporated (the "Company") completed its previously announced redemption of all of its 2.0% Convertible Subordinated Notes due 2024 (the "2.0% Notes"). According to the terms of the 2.0% Notes, holders of all of the notes elected to convert their notes into shares of the Company's common stock rather than having their notes redeemed and receiving the redemption price. In connection with the conversion of the 2.0% Notes, the Company issued 3,049,234 shares of its common stock.

These 3,049,234 shares of common stock have been included in the Company’s diluted earnings per share since the notes were issued in 2004, as such there will be no impact on the Company’s diluted earnings per share as a result of the conversion of the notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

April 17, 2007	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Executive Vice President, Chief Financial Officer